Exhibit 99.1

DALA PETROLEUM CORP.

 (AN EXPLORATION STAGE COMPANY)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (JANUARY 17, 2014)

THROUGH MAY 21, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Dala Petroleum Corporation

We have audited the accompanying balance sheet of Dala Petroleum Corporation (an exploration stage company) (the Company) as of May 21, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception on January 17, 2014 through May 21, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dala Petroleum Corporation as of May 21, 2014, and the results of its operations and cash flows for the period from inception on January 17, 2014 through May 21, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the exploration stage and, accordingly, has not yet generated revenues from operations and has incurred accumulated net losses from inception (January 17, 2014) through May 21, 2014. These issues raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds

Salt Lake City, Utah

May 29, 2014

DALA PETROLEUM CORP.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

May 21,
2014
ASSETS
Current assets:
Cash	$-
Total current assets	-

Oil and natural gas properties, full cost:
Unproved oil and natural gas properties	1,898,947
Total assets	$1,898,947

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable – Related Parties	$48,625
Accounts payable	27,311
Total current liabilities	75,936
Total Liabilities	75,936

Stockholders' equity
Common stock, $0.001 par value, 10,000,000 shares authorized, 1,000,000 shares issued and outstanding as of May 21, 2014,	1,000
Additional Paid-in Capital	1,897,947
Deficit accumulated during the exploration stage	(75,936)
Total stockholders' equity	1,823,010
Total liabilities and stockholders' equity	$1,898,947

See Accompanying Notes to Financial Statements

DALA PETROLEUM CORP.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF OPERATIONS

(Inception)
January 1, 2014
to
May 21, 2014

Revenues	$-

Operating expenses:
General and administrative	75,936
Total operating expenses	75,936

Net loss before provision for income taxes	(75,936)

Provision for income taxes	-

Net loss	$(75,936)

Weighted average number of common shares outstanding – basic and diluted	362,903

Net loss per share – basic and diluted	$(0.21)

See Accompanying Notes to Financial Statements

DALA PETROLEUM CORP.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS

(Inception)
January 17, 2014
to
May 21, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(75,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable – Related Parties	48,625
Increase in accounts payable	27,311
Net cash used in operating activities	-

NET CHANGE IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

SUPPLEMENTAL NFORMATION
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING ACTIVITIES:
Contribution of unproved oil and natural gas properties	$1,898,947

See Accompanying Notes to Financial Statements

DALA PETROLEUM CORP.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
			Additional	During	Total
	Common Shares		Paid-In	Exploration	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Contributed assets in exchange for common stock	1,000,000	$1,000	$1,897,947	$-	$1,897,947

Net loss	-	-	-	(75,936)	(75,936)

Balance, May 21, 2014	1,000,000	$1,000	$1,897,947	$(75,936)	$1,823,010

See Accompanying Notes to Financial Statements

DALA PETROLEUM CORP.

(an Exploration Stage Company)

Notes to Financial Statements

For the period from inception (January 17, 2014) through May 21, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Dala Petroleum Corp. ("Dala" or the “Company”) was established on January 17, 2014 (Date of Inception). The Company is in the exploration stage and has yet to begin operations. Commencing on the Date of Inception, for the accompanying financial statements, the Company’s sponsors paid expenses, entered into agreements, and began organizing the entity on behalf of the Company. Accordingly, the Balance Sheet and related Statements of Operations, Stockholders’ Equity and Cash Flows reflect activity prior to the Company’s date of incorporation in the state of Nevada as a C-Corporation on March 20, 2014.

The Company has not commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered an exploration stage company.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars.

Nature of Operations

The Company is focused on the acquisition and development of oil and natural gas resources in the United States. The Company has not found oil and natural gas resources in potentially commercially exploitable quantities and is engaged in both determining the most advantageous development program and in exploring certain lands in an effort to discover hydrocarbons.  The Company has been in the exploration stage since its formation and has not realized revenues from its planned principal operations.

Use of Estimates

The timely preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair value of financial instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Unadjusted quoted prices in active markets that are accessible at measurement date for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and less observable from objective sources.

The Company has no assets that are measured at fair value.

Loss per share

The Company follows ASC Topic 260 to account for the loss per share. Basic loss per common share calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per common share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

As the Company has incurred losses for the period ended May 21, 2014, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations.

Oil and natural gas properties

The Company follows the full cost method of accounting for oil and natural gas operations whereby all costs related to the exploration and development of oil and natural gas properties are initially capitalized into a single cost center (“full cost pool”). Such costs include land acquisition costs, a portion of employee salaries related to property development, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling directly related to acquisition, and exploration activities. Internal salaries are capitalized based on employee time allocated to the acquisition of leaseholds and development of oil and natural gas properties. The Company did not capitalize interest for the period ended May 21, 2014.

Proceeds from property sales will generally be credited to the full cost pool, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs. No gain or loss was recognized on any sales during the period.

The Company assesses all items classified as unproved property on a quarterly basis for possible impairment or reduction in value. The assessment includes consideration of the following factors, among others: intent to drill, remaining lease term, geological and geophysical evaluations, drilling results and activity, the assignment of proved reserves, and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full cost pool and are then subject to depletion and amortization.

Capitalized costs associated with impaired properties and properties having proved reserves, estimated future development costs, and asset retirement costs under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 410-20-25 are depleted and amortized on the unit-of-production method based on the estimated gross proved reserves. The costs of unproved properties are withheld from the depletion base until such time as they are developed, impaired, or abandoned.

Under the full cost method of accounting, capitalized oil and natural gas property costs less accumulated depletion, net of deferred income taxes, may not exceed a ceiling amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and natural gas reserves plus the cost of unproved properties not subject to amortization (without regard to estimates of fair value), or estimated fair value, if lower, of unproved properties that are subject to amortization. Should capitalized costs exceed this ceiling, which is tested on a quarterly basis, an impairment is recognized. The present value of estimated future net revenues is computed by applying prices based on a 12-month unweighted average of the oil and natural gas prices in effect on the first day of each month, less estimated future expenditures to be incurred in developing and producing the proved reserves (assuming the continuation of existing economic conditions), less any applicable future taxes.

Revenue recognition

The Company recognizes oil and natural gas revenues from our interests in producing wells when production is delivered to, and title has transferred to, the purchaser and to the extent the selling price is reasonably determinable.

The Company uses the sales method of accounting for balancing of natural gas production and would recognize a liability if the existing proven reserves were not adequate to cover the current imbalance situation.

Asset retirement obligation

ARO reflects the estimated present value of the amount of dismantlement, removal, site reclamation and similar activities associated with the Company's oil and natural gas properties. Inherent in the fair value calculation of the ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments.

Income Taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The net operating loss carryforward for the period ended May 21, 2014 is $75,936.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of May 21, 2014, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

Recent Pronouncements

The Company has evaluated the recent accounting pronouncements through May 2014 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the exploration stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring startup costs and expenses. As a result, the Company incurred accumulated net losses from Inception (January 17, 2014) through the period ended May 21, 2014 of $75,936. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. Failure to obtain additional financing would have a material adverse effect on our business operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – OIL AND NATURAL GAS PROPERTIES

As of May 21, 2014 the Company had $1,898,947 in capitalized costs for unproved oil and natural gas properties.

Project Description

The oil and natural gas assets were transferred from a related party to the Company in exchange for 1,000,000 shares of common stock on May 21, 2014. As the leases were transferred to the Company by significant shareholders of the Company, the leases were recorded based on the historical cost basis of the contributing shareholders. The Company has a substantial land position with 80,000 acres over a shallow, conventional oil play in north central Kansas. It is located in a four county area and is geographically defined by the boundaries of the productive North American Rift System. The Company will begin an eight well drilling program with two permitted wells at 12.5% working interests each and six additional wells at 25% working interests each.

NOTE 4 – SHAREHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of its $0.001 par value common stock.

NOTE 5 – TRANSACTIONS WITH RELATED PARTIES

Accounts payable to related parties for reimbursement of expenses and settlement of current liabilities is $48,625 as of May 21, 2014. Those parties include Chisholm Partners II, LLC. and E. Will Gray, the Company’s CEO and Director.

The $1,898,947 of oil and natural gas assets were transferred at cost from a related party to the Company in exchange for 1,000,000 shares of common stock.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 – INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The provision for income taxes consists of the following as of May 21, 2014:

May 21, 2014
Current Taxes
Federal	-
State	-
Deferred Taxes
Federal	-
State	-
Total Provision	-

The total deferred tax asset is calculated by multiplying a 38.62% federal and state statutory tax rate by the cumulative Net Operating Loss (“NOL”) of $75,936. This Net Operating Loss will begin to expire in 2034 for federal jurisdictions and 2024 for state jurisdictions. The total valuation allowance is equal to the total deferred tax asset.  Accordingly, deferred tax assets total approximately $29,327 as of May 21, 2014.

The tax effects of significant items comprising the Company's net deferred taxes as of May 21, 2014 were as follows:

May 21, 2014
NOL Deferred Tax Asset	$29,327
Valuation allowance	(29,327)
$-

As it is the first year of operations, the valuation allowance increased by the full amount of $29,327.

The income tax provision differs from the amount of income tax determined by applying the federal and state statutory tax rate of 38.62% to pretax income from continuing operations for the period ended May 21, 2014 due to the following:

May 21, 2014
Income tax benefit at U. S. federal statutory rates:	$(25,818)
Expected state taxes, net of federal benefit	(3,509)
Change in valuation allowance	29,327
$-

The Company has no tax positions at May 21, 2014 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest and penalties accrued relative to unrecognized tax benefits in income tax expense. During the period from January 17, 2014 (date of inception) through May 21, 2014 the Company recognized no income tax related interest and penalties. The Company had no accruals for income tax related interest and penalties at May 21, 2014.

The tax year 2014 remains open to examination for federal income tax purposes and by other major taxing jurisdictions to which we are subject.

NOTE 8 – OTHER MATTERS

On January 8, 2014, the Company entered into a non-binding Letter of Intent (the “LOI”) with Westcott Products Corporation (“Westcott”). The LOI is subject to various conditions, including certain funding requirements. The parties continue to work towards a conclusion of the conditions of the LOI to complete the acquisition; however, no assurance can be given that the various conditions of the LOI will be satisfied or that this acquisition will be completed.